This Consulting Agreement is made as of the 7th day of December, 2005

BETWEEN:

     ROBERT TRAINOR, Consultant, of the City of Strathfoyle, Count Deny, Northern Ireland (hereinafter referred to as "Trainor")

                                                       OF THE FIRST PART

AND

     DERMISONICS, INC., a corporation incorporated pursuant to the laws of the State of Nevada (hereinafter referred to as "Dermisonics")

                                                       OF THE SECOND PART

WHEREAS Dermisonics is the owner of certain intellectual property rights which have been utilized to develop a sonically activated drug delivery device (the "U-Strip") which facilitates the transdermal application of a variety of heavy molecular drugs;

AND WHEREAS, as the plan for commercialization of the U-Strip progresses, the management of Dermisonics want to develop a marketing program for the U-Strip in the European Union;

AND WHEREAS Trainor, in his capacity as a strategic planner and consultant, has developed marketing strategies for a number of North American and European companies;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual agreements and covenants herein contained and for other good and valuable consideration now paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

     1.   APPOINTMENT.
          ------------

     Dermisonics hereby engages Trainor and Trainor agrees to render services to Dermisonics as a consultant upon the terms and conditions hereinafter set forth.

     2.   TERM
          ----

     The term of this Consulting Agreement shall begin as of the date of this Agreement, and shall terminate on December 7th, 2006, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between parties.


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     3.   SERVICES
          --------

     During the term of this Agreement, Trainor shall provide advice to, undertake for and consult with Dermisonics concerning management, marketing, consulting and strategic planning in connection with the development, maintenance and growth of a market in the European Union for the U-Strip. In connection with this service, Trainor shall dedicate 100% of his time during the term of this Consulting Agreement to working with and reporting to the management of Dermisonics toward the successful implementation of the European marketing plan for the U-Strip. Without limiting the generality of the foregoing, Trainor shall be specifically responsible for::

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance Dermisonics's domestic marketing plan as it relates specifically to the U-Strip and the identification of pharmaceutical companies and other strategic allies which represent potential sources of broad based and reliable distribution in the European Union, and

          (b) Assistance with regard to the identification, evaluation, structuring, negotiating and closing of licensing programs, joint ventures and/or strategic alliances dedicated to the efficient and profitable distribution of the U-Strip in the European Union.

     4.   DUTIES OF DERMISONICS
          ---------------------

     Dermisonics shall provide Trainor, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, the ongoing technical development and regulatory status of the U-Strip and its operations as shall be reasonably requested by Trainor, and shall advise Trainor of any facts which would effect the accuracy of any data and information previously supplied pursuant to this paragraph. Dermisonics shall promptly supply Trainor with full and complete copies of financial reports, all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services and with any further information which might reasonably be deemed useful to Trainor in the provision of the services detailed in section 3 above.

     5.   COMPENSATION
          ------------

     Dermisonics shall issue and deliver to Trainor an aggregate of two hundred and seventy-five thousand shares (275,000) of the Corporation's $0.005 par value common stock ("Shares") which shall be registered by Dermisonics with the SEC on Form S-8 (the "Form S-8") of the Securities Act of 1933, as amended, no later than five (5) business days from the execution of this Consulting Agreement. The number of Shares which will be issued pursuant to this Consulting Agreement shall be adjusted to reflect any splits,


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recapitalization, reverse splits, capitalization's, mergers, consolidations, sale of assets or other corporate reorganizations. Trainor shall receive the Shares one day after the effectiveness of the Form S-8.

     Expenses relating to any activities undertaken by Trainor under this Consulting Agreement will be charged to Dermisonics at cost on a monthly basis. Travel and accommodation terms will be mutually agreed upon prior to the activity being undertaken. Expenses will be invoiced and payment due within thirty (30) days of receipt of an invoice.

     6.   REPRESENTATION AND INDEMNIFICATION.
          -----------------------------------

     Dermisonics shall be deemed to have made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Trainor and acknowledges its awareness that Trainor will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Trainor in the absence of notice in writing from Dermisonics will rely on the continuing accuracy of material, information and data supplies to Dermisonics. Trainor represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.   LIMITATION OF LIABILITY
          -----------------------

     In the event that either party shall be liable to the other pursuant to the terms of this Consulting Agreement for any failure to perform in connection with this Consulting Agreement, that party's liability shall be limited as follows:

          (a) All liabilities in contract and tort for direct loss shall be limited to the actual value of the shares paid in the year of the claim; and

          (b) All liabilities in contract and in tort for incidental, indirect, special or consequential damages including, but not limited to, loss of revenues or profits shall be excluded.

     8.   CONFIDENTIAL INFORMATION
          ------------------------

     Each party may use the information received from the other party pursuant to this Consulting Agreement and may provide such information to their respective employees as applicable for their use only in connection with the Agreement.

     Each party agrees that it shall use the same means it uses to protect its own confidential and proprietary information to prevent the disclosure and to protect the confidentiality of both

     (i) written information received from the other party which is marked or identified as "confidential",

     (ii) written or verbal information which is of its nature confidential; and


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     (ii) oral or visual information identified as confidential at the time of disclosure which is reduced to written form and provided to the other in such written form promptly after such oral or visual disclosure,

     The foregoing shall not prevent either party from disclosing Information that is:

    (iii) already known by the recipient party prior to the disclosure thereof with no obligation of confidentiality;

     (iv) publicly known or becomes publicly known not due to any unauthorized act of the recipient party;

     (v)  rightfully received from a third party;

     (vi) independently developed by the recipient party without use of the other party's Information;

    (vii) disclosed without similar restrictions by the party owning the Information to any third party;

   (viii) approved by the other party for disclosure; or

     (ix) required to be disclosed pursuant to a governmental or legal requirement provided that the disclosing party gives to the other party written notice of such requirement prior to any such disclosure.

          Upon expiration or termination of the Consulting Agreement or upon written request of the party providing the Information, the other party shall return all copies of the Information to the providing party or certify in writing that all copies of the Information have been destroyed. Either party may return the Information, or any part of it, to the other party at any time.

          Each party makes no warranty, express or implied, with respect to the Information. Neither party shall be liable to the other or to any other person hereunder for amounts representing loss of profits or loss of business or indirect, consequential or punitive damages of the other party or of such other person in connection with the provision or use of the Information hereunder.

          Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in the Information.

          Each party acknowledges and agrees that the Information is the confidential and/or proprietary and/or trade secret information of the other and the unauthorized use or disclosure of the Information could cause irreparable harm and significant injury to the other party for which that other party would have no adequate remedy at law.


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          Therefore each party shall have the right, in addition to any other rights it may have at law or in equity, to seek and obtain immediate injunctive relief in respect of any breach or potential breach of this Consulting Agreement by the other.

          The provisions of this Clause 8 shall survive the expiry or termination for whatever reason of this Consulting Agreement.

     9.   MISCELLANEOUS
          -------------

     Termination: This Consulting Agreement may be terminated by either Party
     -----------
upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Consulting Agreement shall be terminated immediately upon written notice for material breach of this Consulting Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding
     ------------
of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Counterparts: This consulting agreement may be executed in any number of
     ------------
counterparts by original or facsimile signature by the authorized officer of Dermisonics and Trainor each of which counterparts, when executed and delivered, shall be an original but such counterparts together shall constitute one and the same instrument.

     Notices: Any notice required or permitted to be given hereunder shall be in
     -------
writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth blow or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party:

     For Dermisonics:         Dermisonics, Inc.,
                              Four Tower Bridge,
                              200 Bar-Harbor Drive,
                              West Conshohoken, PA
                              U.S.A.         19428-2977

     For Trainor:             Robert Trainor,
                              3 Aghamor Park,
                              Strathfoyle, Londonderry,
                              BT471XF Northern Ireland

     Waiver: Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.


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     Severability: If any provision of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of
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this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in the State of California. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of Califonia relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party ( as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred ( as determined by the arbiter(s)).

     IN WITNESS THEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

                                        Dermisonics, Inc.


                                        /s/Bruce H. Haglund
                                        -------------------------

                                        Bruce H. Haglund,
                                        President


/s/ Mary Anne Bradley                   /s/Robert Trainor
-------------------------               -------------------------

Witness                                 Robert Trainor